                                  ELEKOM CORPORATION

                                  SERIES B PREFERRED

                               STOCK PURCHASE AGREEMENT

                                  NOVEMBER 10, 1997

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                                  TABLE OF CONTENTS
                                                                           Page
                                                                           ----

1.  Purchase and Sale or Stock . . . . . . . . . . . . . . . . . . . . . . .1
         1.1  Sale and Issuance of Series B Preferred Stock. . . . . . . . .1
         1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
         1.3  Subsequent Sale of Series B Preferred Stock. . . . . . . . . .1

2.  Representations and Warranties of the Company. . . . . . . . . . . . . .2
         2.1  Organization, Good Standing and Qualification. . . . . . . . .2
         2.2  Capitalization and Voting Rights . . . . . . . . . . . . . . .2
         2.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .3
         2.4  Authorization. . . . . . . . . . . . . . . . . . . . . . . . .3
         2.5  Valid issuance of Preferred and Common Stock . . . . . . . . .3
         2.6  Governmental Consents. . . . . . . . . . . . . . . . . . . . .3
         2.7  Offering . . . . . . . . . . . . . . . . . . . . . . . . . . .4
         2.8  Returns and Complaints . . . . . . . . . . . . . . . . . . . .4
         2.9  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .4
         2.10  Proprietary Information and Stock Option Letter Agreements. .4
         2.11  Patents and Trademarks. . . . . . . . . . . . . . . . . . . .4
         2.12  Compliance with Other Instruments . . . . . . . . . . . . . .5
         2.13  Agreements; Action. . . . . . . . . . . . . . . . . . . . . .5
         2.14  Related Party Transactions. . . . . . . . . . . . . . . . . .6
         2.15  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . .7
         2.16  Environmental and Safety Laws . . . . . . . . . . . . . . . .7
         2.17  Manufacturing and Marketing Rights. . . . . . . . . . . . . .7
         2.18  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .7
         2.19  Business Plan . . . . . . . . . . . . . . . . . . . . . . . .7
         2.20  Registration Rights . . . . . . . . . . . . . . . . . . . . .7
         2.21  Corporate Documents . . . . . . . . . . . . . . . . . . . . .7
         2.22  Title to Property and Assets. . . . . . . . . . . . . . . . .8
         2.23  Financial Statements. . . . . . . . . . . . . . . . . . . . .8
         2.24  Changes . . . . . . . . . . . . . . . . . . . . . . . . . . .8
         2.25  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .9
         2.26  Tax Returns, Payments and Elections . . . . . . . . . . . . 10
         2.27  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.28  Minute Books. . . . . . . . . . . . . . . . . . . . . . . . 10
         2.29  Labor Agreements and Actions; Employee Compensation . . . . 10
         2.30  Real Property Holding Company . . . . . . . . . . . . . . . 11
         2.31  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         2.32  Significant Customers and Suppliers . . . . . . . . . . . . 11

3.  Representations and Warranties of the Investors. . . . . . . . . . . . 11
         3.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . 11


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         3.2  Purchase Entirely for Own Account. . . . . . . . . . . . . . 12
         3.3  Disclosure of Information. . . . . . . . . . . . . . . . . . 12
         3.4  Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . 12
         3.5  Investment Experience. . . . . . . . . . . . . . . . . . . . 12
         3.6  Accredited Investor. . . . . . . . . . . . . . . . . . . . . 12
         3.7  Restricted Securities. . . . . . . . . . . . . . . . . . . . 13
         3.8  Further Limitations on Disposition . . . . . . . . . . . . . 13
         3.9  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

4.  Conditions of Investors' Obligations at Closing. . . . . . . . . . . . 14
         4.1  Representations and Warranties . . . . . . . . . . . . . . . 14
         4.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . 14
         4.3  Compliance Certificate . . . . . . . . . . . . . . . . . . . 14
         4.4  Qualifications . . . . . . . . . . . . . . . . . . . . . . . 14
         4.5  Proceedings and Documents. . . . . . . . . . . . . . . . . . 14
         4.6  Proprietary Information and Employee Stock Purchase
               Agreements . . . . . . . . . . . . . . . . . . . . . . . . .14
         4.7  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         4.8  Board of Directors . . . . . . . . . . . . . . . . . . . . . 15
         4.9  Opinion of Company Counsel . . . . . . . . . . . . . . . . . 15
         4.10  Investors' Rights Agreement . . . . . . . . . . . . . . . . 15
         4.11  Conversion of Outstanding Debt. . . . . . . . . . . . . . . 15

5.  Conditions of the Company's Obligations at Closing . . . . . . . . . . 15
         5.1  Representations and Warranties . . . . . . . . . . . . . . . 15
         5.2  Payment of Purchase Price. . . . . . . . . . . . . . . . . . 15
         5.3  Qualifications . . . . . . . . . . . . . . . . . . . . . . . 15

6.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         6.1  Survival of Warranties . . . . . . . . . . . . . . . . . . . 15
         6.2  Successors and Assigns . . . . . . . . . . . . . . . . . . . 15
         6.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 16
         6.4  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 16
         6.5  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . 16
         6.6  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         6.7  Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . 16
         6.8  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         6.9  Amendments and Waivers . . . . . . . . . . . . . . . . . . . 16
         6.10  Severability. . . . . . . . . . . . . . . . . . . . . . . . 17
         6.11  Corporate Securities Law. . . . . . . . . . . . . . . . . . 17
         6.12  Aggregation of Stock. . . . . . . . . . . . . . . . . . . . 17
         6.13  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . 17

SCHEDULE A         Schedule of Investors

EXHIBIT A          Restated Articles of Incorporation


                                          ii

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EXHIBIT B          Investors' Rights Agreements
EXHIBIT C          Schedule of Exceptions
EXHIBIT D          List of Shareholders
EXHIBIT E          Opinion of Counsel for the Company

                                  ELEKOM CORPORATION
                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT is made as of the 10th day of November, 1997, by and among Elekom Corporation, a Washington corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   PURCHASE AND SALE OF STOCK.

          1.1  SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of the State of the state of Washington on or before the Closing (as defined below) the Restated Articles of Incorporation with the designation of the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Series B Preferred Stock") in the form attached hereto as EXHIBIT A (the "Restated Articles").

               (b) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the Series B Preferred Stock and (ii) the reservation of the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock (the "Conversion Shares"). The Series A Preferred Stock and the Series B Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

               (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing or pursuant to Section 1.3 and the Company agrees to sell and issue to each Investor at the Closing or pursuant to Section 1.3, that number of shares of the Company's Series B Preferred Stock set forth opposite such Investor's name on SCHEDULE A hereto for the purchase price set forth thereon.

          1.2 CLOSING. The purchase and sale of the Series B Preferred Stock shall take place at the offices of Perkins Coie, 1201 3rd Avenue, 46th Floor, Seattle, WA 98101, at 10:00 A.M., on November 10, 1997, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series B Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof.

          1.3 SUBSEQUENT SALE OF SERIES B PREFERRED STOCK. The Company may sell up to the balance of the authorized number of shares of Series B Preferred Stock not sold at the Closing to any Investor that did not purchase that number of shares of Series B Preferred Stock


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

set forth opposite such Investor's name on SCHEDULE A, at a price not less than $0.06814 per share, provided the agreement for sale is executed not later than November 30, 1997. Any such Investor shall become a party to this Agreement and that certain Investors' Rights Agreement dated November 10, 1997, by and among the Company and the Investors, the form of which is attached hereto as EXHIBIT B (the "Investors' Rights Agreement") and shall have the rights and obligations hereunder and thereunder, unless such Investor enters into an acquisition agreement that provides otherwise.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions which is attached as EXHIBIT C hereto (the "Schedule of Exceptions") and furnished to each Investor and special counsel for the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the state of Washington and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing, or the local equivalent thereof, in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

               (a) PREFERRED STOCK. 47,000,000 shares of Preferred Stock, par value $0.01 (the "Preferred Stock"), of which 10,000,000 shares have been designated Series A Preferred Stock, 9,172,292 of which are issued and outstanding, and 37,000,000 of which have been designated as Series B Preferred Stock, up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock and Series B Preferred Stock will be as stated in the Company's Restated Articles.

               (b) COMMON STOCK. 63,000,000 shares of common stock, par value $0.01 ("Common Stock"), of which 500 are issued and outstanding.

               (c) The outstanding shares of Common Stock and the Series A Preferred Stock are owned by the shareholders and in the numbers specified in EXHIBIT C hereto.

               (d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

               (e) Except for (A) the conversion privileges of the Series A Preferred Stock, and the Series B Preferred Stock to be issued under this Agreement, (B) the rights provided in Section 2.4 of the Investors' Rights Agreement and (C) currently outstanding options to purchase 556,331 shares of Common Stock granted to employees and other service providers pursuant to the Company's 1996 Stock Option Plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 14,730,322 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, except as contemplated hereby, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

          2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the

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consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Articles with the Secretary of State of the state of Washington, or (ii) such post-closing filings as may be required.

          2.7 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.8 RETURNS AND COMPLAINTS. The Company has received no material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof, other than minor, nonrecurring warranty problems.

          2.9 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company that questions the validity of this Agreement or the Investors' Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any reasonable basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth in
Schedule 2.9 of the Schedule of Exceptions, there is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.10 PROPRIETARY INFORMATION AND STOCK OPTION LETTER AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement and, with respect to each employee that has received an option grant, a Stock Option Letter Agreement in the forms provided to special counsel to the Investors. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its diligent efforts to prevent any such violation.

          2.11 PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except as set forth in Schedule 2.11 of the Schedule of Exceptions, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound

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by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. Except as set forth in
Schedule 2.11 of the Schedule of Exceptions, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investors' Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize in the conduct of its business as currently contemplated, any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

          2.12 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company which violation or default would have a material adverse affect on the business or properties of the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.13 AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by

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which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $20,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company's software and products in the ordinary course of business), (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

               (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $20,000 or, in the case of indebtedness and/or liabilities individually less than $20,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.14 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth in Schedule 2.14 of the Schedule of Exceptions, to the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company.
No member of the immediate

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family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

         2.15 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         2.16 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.17 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

         2.18 DISCLOSURE. The Company has provided each Investor with all the information in its possession that such Investor has requested for deciding whether to purchase the Series B Preferred Stock. Neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made as of the date hereof.

         2.19 BUSINESS PLAN. Except as set forth in Section 2.19 of the Schedule of Exceptions, the Business Plan dated October 1997, previously delivered to each Investor has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which they were made as of the date hereof, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

         2.20 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.21 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Articles and Bylaws of the Company are in the form previously provided to special counsel for the Investors.

         2.22 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases (through its parent in the case of property), the Company is in compliance with such leases in all material respects and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         2.23  FINANCIAL STATEMENTS.  The Company has delivered to each
Investor its unaudited financial statements (balance sheet and statement of operations) as at and for the nine-month period ended September 30, 1997 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.24  CHANGES.  Since September 30, 1997 there has not been:

               (a) except as set forth in Section 2.24(a) of the Schedule of Exceptions, any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) except as set forth in Schedule 2.24(h) of the Schedule of Exceptions, any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) except as set forth in Schedule 2.24(l) of the Schedule of Exceptions, any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

               (n) any agreement or commitment by the Company to do any of the things described in this Section 2.24.

         2.25 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         2.26 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith, if any, that are listed in Schedule 2.26 of the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         2.27 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         2.28 MINUTE BOOKS. The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.29  LABOR AGREEMENTS AND ACTIONS; EMPLOYEE COMPENSATION.  The
Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. Except as set forth on Schedule 2.29 of the Schedule of Exceptions, the

Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

         2.30 REAL PROPERTY HOLDING COMPANY. The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

         2.31 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         2.32 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No customer or supplier that was significant to the Company during the period covered by the financial statements referred to in Section 2.23 or that has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. The Company is relying in part upon the Investors' representations and warranties set forth in this Section 3 for the purpose of qualifying for applicable exemptions from registration or qualification pursuant to federal and state securities laws and regulations. Each Investor hereby represents and warrants that:

         3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and the Investors' Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including the ownership of the Series B Preferred Stock) by such Investor does not violate any provision of, or constitute a material breach of or default under any term, condition or provision of any agreement, indenture or other instrument to which such Investor is a party, or by which it or its properties or assets are bound, or of any order, judgment or decree against or binding upon such Investor.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         3.3 DISCLOSURE OF INFORMATION. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.4 DUE DILIGENCE. Each Investor has been solely responsible for its own due diligence investigation of the Company and its business, and its analysis of the merits and risks of the investment made pursuant to this Agreement, and is not relaying on anyone else's analysis or investigation of the merits and risks of the Series B Preferred Stock, other than professional advisors employed specifically by such Investor to assist such Investor. In taking any action or performing any role relative to arranging the investments being made pursuant to this Agreement, such Investor has acted solely in its own interest and not in that of any of the other Investors, and none of the other Investors (or any of their respective employees or agents) have acted as an agent or fiduciary of another Investor. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.5 INVESTMENT EXPERIENCE. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.

         3.6 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         3.7 RESTRICTED SECURITIES. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

         3.9 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

          4. CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         4.1 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements.

         4.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series B Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, valid existence certificates and certification by the Company's Secretary regarding the Company's Articles of Incorporation and Bylaws and Board of Director and shareholder resolutions relating to this transaction.

         4.6 PROPRIETARY INFORMATION AND EMPLOYEE STOCK PURCHASE AGREEMENTS. Each employee of and consultant to the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors. Each holder of an option grant exercisable for Common Stock of the Company shall have entered into a Stock Option Letter Agreement in the form previously provided to special counsel for the Investors; provided however, the Kirk Lockhart, Todd Ostrander and Roger Penner shall not be required to have executed the Proprietary Information and Inventions Agreement as of the Closing.

         4.7 BYLAWS. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of five (5) persons, which number shall not be changed by an Amendment to the Restated Articles or the Bylaws without consent of a majority of the Series B Preferred Stock.

         4.8 BOARD OF DIRECTORS. The directors of the Company shall consist of George Orban, John Hummer, Bill Gurley and there shall be two vacancies.

         4.9 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Perkins Coie, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as EXHIBIT E.

         4.10 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached as EXHIBIT B.

         4.10 CONVERSION OF OUTSTANDING DEBT. All outstanding debt of Egghead, Inc. shall have converted or canceled such debt in exchange for shares of the Company's Series A Preferred Stock. Except as listed on Schedule 4.11, the Company shall have no other outstanding indebtedness to any party.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1.2.

         5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         6.    MISCELLANEOUS.

         6.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company. Each Investor represents that as of the date hereof it has no knowledge of any fact that it believes would constitute a material breach by the Company of any representations, warranties or covenants made in this Agreement or the Investors' Rights Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this

Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington.

         6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         6.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

         The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         6.8 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors, not to exceed $15,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         6.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
         6.11 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
         EACH INVESTOR HAS BEEN ADVISED, PRIOR TO ITS PURCHASE OF THE
SECURITIES TO BE PURCHASED PURSUANT HERETO, THAT NEITHER THE OFFERING OF SUCH SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE ACT, THE WASHINGTON STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE "ACTS") AND THAT SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         6.12 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         6.13 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COMPANY



                                       By:  /s/ Kirk W. Lockhart
                                            ----------------------------------
                                            Kirk W. Lockhart, President

                        Address:       500-108th Avenue, Suite 1400
                                       Bellevue, WA 98004

                                       INVESTORS:


                                       HUMMER WINBLAD VENTURE
                                       PARTNERS III, L.P.



                                       By:  /s/ John Hummer
                                            ---------------------------------

                                       Title: Partner
                                             --------------------------------


                        Address:       Two South Park, 2nd Floor
                                       San Francisco, CA  94107

                        Facsimile:     (415) 979-9601

                                       HUMMER WINBLAD TECHNOLOGY
                                       FUND III, L.P.



                                       By:  /s/ John Hummer
                                            ---------------------------------

                                       Title: Partner
                                             --------------------------------


                        Address:       Two South Park, 2nd Floor
                                       San Francisco, CA  94107

                        Facsimile:     (415) 979-9601

                                       EGGHEAD, INC.



                                       By:  /s/ George Orban
                                            ----------------------------------
                                            George Orban
                                            Chief Executive Officer


                        Address:       22705 East Mission
                                       Liberty Lake, WA 99019

                                       OLYMPIC VENTURE PARTNERS IV, L.P.


                                       By:  OVMC IV, LLC

                                       Title:General Partner


                                       By:  /s/ Gerard H. Langler
                                            --------------------------------
                                            Managing Member


                        Address:       2420 Carillon Point
                                       Kirkland, WA  98033


                        Facsimile:     (206) 889-0152


                                       OVP IV ENTREPRENEURS FUND, L.P.


                                       By:  OVMC IV, LLC

                                       Title:General Partner


                                       By:  /s/ Gerald H. Langler
                                            --------------------------------
                                            Managing Member

                        Address:       2420 Carillon Point
                                       Kirkland, WA  98033


                        Facsimile:     (206) 889-0152

                                      SCHEDULE A

                                SCHEDULE OF INVESTORS



                                               NUMBER OF       TOTAL PURCHASE
     NAME AND ADDRESS                      SHARES PURCHASED   PRICE OF SHARES
     ----------------                      ----------------   ---------------
Hummer Winblad Venture                           17,427,355     $1,187,499.97
  Partners III, L.P.
Hummer Winblad Technology                           917,229         62,499.98
  Fund III, L.P.
Egghead, Inc.                                     6,114,861        416,666.63
Olympic Venture Partners IV, L.P.                11,618,236        791,666.60
OVP IV Entrepreneurs Fund, L.P.                     611,486         41,666.66
                                            ---------------    --------------
                                                 36,689,167     $2,499,999.84
                                            ---------------    --------------
                                            ---------------    --------------


                                         S-1